UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2012

RXi PHARMACEUTICALS

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-177498	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 West Park Drive, Suite 210

Westborough, Massachusetts 01581

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2012, RXi Pharmaceuticals Corporation (the “Company”) entered into a lease (the “Office Lease”) with Westborough Associates Building Five Limited Partnership to lease office space in the building known as Building Five in Westborough Office Park located at 1500 West Park Drive, Westborough, Massachusetts, covering approximately 2,150 square feet. The premises will be used by the Company for office space, replacing its previous office space in Worcester.

The Company moved into the new office space on or about June 29, 2012. The term of the lease commenced upon signing and will continue through April 30, 2014. The base rent for the premises is $37,625 per annum, payable monthly. The company is not required to pay any taxes or operating expenses under the Office Lease.

As provided in the Office Lease, the Company may renew the Office Lease for one two-year term by giving six months prior written notice to the landlord. The rental rate for this renewal period shall be 95% of fair market rental rate.

On June 28, 2012, the Company entered into a sublease (the “Laboratory Sublease”) with Massachusetts Biomedical Initiatives, Inc., a Massachusetts Not For Profit Organization, to lease certain laboratory and office space at Gateway Park, 60 Prescott Street, Worcester, MA 01605. The premises will be used by the Company for laboratory space and supporting functions, replacing its existing laboratory space in Worcester.

The Company expects to move into the new premises on or about October 1, 2012. The term of the lease commences on October 1, 2012 and will continue for one year. The base rent for the premises is $25,200 per annum, payable monthly. The company is not required to pay any taxes or operating expenses under the Laboratory Sublease.

As provided in the Laboratory Sublease, the Company may extend the Laboratory Sublease on a month to month basis and shall have a sixty day termination notice requirement. The base rent during each year of any option term shall increase by 3.5% over the base rent for the prior year.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Office Lease and Laboratory Sublease is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Lease Agreement dated June 27, 2012 between RXi Pharmaceuticals Corporation and Westborough Associates Building Five Limited Partnership

10.2	Sublease Agreement dated June 28, 2012 between RXi Pharmaceuticals Corporation and Massachusetts Biomedical Initiatives, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: July 3, 2012	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer